UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2005

MCLEODUSA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-20763	42-1407240

(Commission File Number)	(IRS Employer Identification No.)

McLeodUSA Technology Park 6400 C Street SW, P.O. Box 3177 Cedar Rapids, IA	52406-3177

(Address of Principal Executive Offices)	(Zip Code)

(319) 364-0000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Director

On February 21, 2005, Juan Villalonga notified McLeodUSA Incorporated (the “Company”) of his resignation from the Board of Directors of the Company (the “Board”) due to a change in the country of his primary residence, effective immediately. Mr. Villalonga has raised no disagreements with the Board or the Company’s management.

Item 5.03   Amendment to Bylaws.

Section 3.2 of the Company’s Second Amended and Restated Bylaws (the “Bylaws”) requires the Company to maintain three officers on the Board, selected from among its Chairperson, Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer. Effective February 22, 2005, Section 3.2 of the Bylaws was amended to reduce the number of officers required to serve on the Board from three to two. The amendment was made to reflect the departure of Stephen C. Gray, the Company's former President, who resigned effective as of December 31, 2004. The Bylaws remain unchanged in all other respects.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amendment to the Second Amended and Restated Bylaws of McLeodUSA Incorporated, dated February 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCLEODUSA INCORPORATED

Dated:	February 25, 2005	By:	/s/ G. Kenneth Burckhardt

Name:	G. Kenneth Burckhardt
Title:	Executive Vice President and Chief Financial Officer